DATE: JANUARY 2010

                     FIXED INCOME DISCOUNT ADVISORY COMPANY

                      CODE OF BUSINESS CONDUCT AND ETHICS

           I. STATEMENT OF GENERAL PRINCIPLES

           FIDAC strives to conduct its business in accordance with the highest ethical standards and in compliance with all applicable governmental laws, rules and regulations. FIDAC believes that it is imperative that its officers, directors and employees act at all times in an honest and ethical manner in connection with their service to FIDAC and its clients. The principles of integrity and accountability are the cornerstone of our success. This Code of Business Conduct and Ethics sets basic principles to guide all employees and officers of FIDAC. All of FIDAC's personnel should conduct themselves in accordance with these principles to avoid actual improper behavior and the appearance of improper behavior.

           FIDAC owes a fiduciary duty of loyalty at all times to its clients, including the investment companies for which it provides investment advisory or sub-advisory services. FIDAC must act in the best interests of its clients and always place its clients' interests first and foremost. In recognition of such duty it is FIDAC's policy that the personal securities transactions and other activities of its personnel be conducted consistent with this Code of Business Conduct and Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility that could occur through activities such as, taking an investment opportunity from a client for an employee's own portfolio, "insider trading" or "frontrunning" clients or investment company securities trades. FIDAC's policy is that its personnel should not take inappropriate advantage of their position with respect to investors in investment companies for which FIDAC provides investment advisory services and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of clients including investors in investment companies for which FIDAC provides investment advisory services.

           II. DEFINITIONS

           For purposes of this Code of Business Conduct and Ethics:

           A. "Access Person" shall mean any officer, director and partner of FIDAC and any Supervised Person who (1) has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; or (2) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

           B. "Investment Person" shall mean any Access Person of FIDAC who makes, participates in or executes decisions regarding the purchase or sale of securities for a client's portfolio. Each person designated as an Investment Person is therefore also designated as an Access Person for purposes of this Code of Business Conduct and Ethics.

           C. "Supervised Person" shall include any of FIDAC's directors, officers, partners, employees and any other person who provides advice on


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      behalf of FIDAC and is subject to FIDAC's supervision and control as well as any other person designated by FIDAC's Chief Compliance Officer.

           D. "Reportable Fund" shall have the same meaning as it does in Rule 204A-1 of the Investment Advisers Act of 1940, as amended, and generally means (1) any fund for which FIDAC serves as an investment adviser (including sub-adviser), including closed-end funds and open-end funds, or
      (2) any fund whose investment adviser or principal underwriter controls FIDAC, is controlled by FIDAC, or is under common control with FIDAC.

           III. STANDARDS OF BUSINESS CONDUCT

           FIDAC and all of its Supervised Persons shall at all times comply and adhere to the following standards of business conduct which reflect FIDAC's and all Supervised Persons' fiduciary obligations:

           A. Federal Securities Laws. FIDAC and all Supervised Persons must at all times comply with applicable federal securities laws, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (the "SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury. In connection with this standard of business conduct, Supervised Persons shall not, in connection with the purchase or sale of a security held or to be acquired by a client, directly or indirectly:

           (1)  Defraud such client in any manner;
           (2) Mislead such client, including by making a statement that omits material facts;
           (3) Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;
           (4)  Engage in any manipulative practice with respect to such client;
                or
           (5) Engage in any manipulative practice with respect to securities, including price manipulation.


           B. Conflicts of Interest. As a fiduciary, FIDAC has an affirmative duty of care, loyalty and honesty and good faith to act in the best interests of clients. Supervised Persons can fulfill this duty by trying to avoid conflicts of interest and by fully disclosing all material facts with respect to any conflicts that may arise. FIDAC has adopted a policy entitled "Management of Accounts and Communications with Clients" to deal with conflicts of interests and the procedures set forth therein must be followed at all times.

           C. Insider Trading. FIDAC has adopted a policy entitled "Insider Trading Policy," and in accordance with FIDAC's Insider Trading Policy, all employees and agents of FIDAC are prohibited from trading, either for their own accounts or on behalf of others, while in possession of material, non-public information as well as communicating material non-public information to others.

           D. Personal Securities Transactions. All FIDAC employees shall comply with the policies and procedures included in this Code of Business Conduct and Ethics with respect to personal securities transactions.


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           IV. PROHIBITED PRACTICES

           In furtherance of the general principles and standards of business conduct set forth in this Code of Business Conduct and Ethics, the following practices shall be prohibited:

           A. NO UNAPPROVED PURCHASE OF SECURITIES IN AN IPO: No Access Person shall purchase any security during the initial public offering of such security unless the purchase has been approved in writing and in advance by FIDAC's Chief Compliance Officer. The Chief Compliance Officer shall maintain a written record of any approvals granted hereunder including the reasons supporting such approvals.

           B. NO UNAPPROVED PURCHASE OF SECURITIES IN A PRIVATE PLACEMENT: No Access Person shall purchase any security in a private placement transaction unless the purchase has been approved in writing and in advance by FIDAC's Chief Compliance Officer. In considering whether to approve any such transaction, the Chief Compliance Officer shall take into account, among other factors, whether the investment opportunity should be reserved for clients and whether the opportunity is being offered to an individual by virtue of his position. Any Access Person who has been authorized to acquire securities in a private placement shall disclose that investment to FIDAC's Chief Compliance Officer before he takes part in a subsequent consideration of any client's investment in that issuer, and the decision to include securities of such issuer in a client's portfolio shall be subject to independent review by the Chief Compliance Officer. The Chief Compliance Officer shall maintain a written record of any approvals granted hereunder including the reasons supporting such approvals.

           C. NO PURCHASE OF MORTGAGE-BACKED SECURITIES: No employee of FIDAC shall purchase, sell or trade for their own account in (1) any types of mortgage-backed securities, (2) derivatives of mortgage-backed securities, or (3) other than to the extent permitted by Subsection IV(F) below, other securities managed by FIDAC.

           D. NO UNAPPROVED INVESTMENT IN FIDAC MANAGED FUNDS: No employee of FIDAC shall purchase, sell or trade in any securities of a fund for which FIDAC provides investment management or advisory services, except as permitted by Subsection IV(E) below.

           E. PERMITTED INVESTMENTS IN FIDAC MANAGED INVESTMENT VEHICLES: A FIDAC employee may be permitted to invest in any investment vehicles managed by FIDAC if such investment is approved in writing and in advance by FIDAC's Chief Compliance Officer including the reasons supporting such approvals. FIDAC employees are permitted to invest in FIDAC-managed companies which are listed on the New York Stock Exchange provided that all transactions in such companies comply with their respective insider trading policies and are pre-approved by the Chief Compliance Officer.

           F. PRE-CLEARANCE REQUIRED: No employee of FIDAC shall purchase, sell or trade for their own account any securities on the Restricted List without the prior written approval of FIDAC's Chief Compliance Officer. It is the responsibility of each employee to check the Restricted List prior to effecting a trade of any security. The term "Restricted List" means the


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      list maintained by FIDAC of certain securities in which one or more of
      FIDAC managed funds may trade in from time to time.

           G. NO SHORT-SWING TRADES: No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days.

           H. DIRECTORSHIPS: No Investment Person shall serve on the Board of Directors of a publicly traded company (other than that of FIDAC's parent) absent prior authorization of FIDAC's Chief Compliance Officer upon a determination that board service would be consistent with the interests of clients (including any investors with respect to investment companies) and the establishment of appropriate "Chinese wall" procedures by the Chief Compliance Officer.

           I. INDIRECT TRANSACTIONS: Any provision of this Code of Business Conduct and Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

           V. REPORTING REQUIREMENTS

           In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons shall be required to comply with the following procedures:

           A. The securities trading personnel of FIDAC shall provide FIDAC's Compliance Department with a daily summary of buy and sell orders entered by, on behalf of, or with respect to clients.

           B. Each Access Person shall direct any brokers, dealers or banks at which he or she maintains accounts to provide on a timely basis (within 30 days of the calendar quarter) duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Department. The Compliance Department shall date stamp all duplicate copies of personal securities transactions and account statements upon receipt.

           C. Upon commencement of employment with FIDAC, each Access Person shall disclose all personal securities holdings to the Compliance Department within 10 days after such person becomes an Access Person and the information provided must be current as of a date no more than 45 days prior to the date such person becomes an access person by submitting the form attached to this Code of Business Conduct and Ethics as Exhibit A.

           D. Each Access Person shall disclose all personal securities holdings to the Compliance Department within 30 days of the end of each calendar year and the information provided must be current as of a date no more than 45 days prior to the date of the report by submitting the form attached to this Code of Business Conduct and Ethics as Exhibit A.

           E. Any provision of this Code of Business Conduct and Ethics requiring an Access Person to report securities transactions or securities positions to FIDAC shall require the reporting of any transaction or position, in which such person has, acquires or disposes of any beneficial ownership interest.


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           F. The Chief Compliance Officer shall review all reports submitted by
      Access Persons to ensure that all reporting requirements are complied with.

           G. Exemptions from the Reporting Requirements. The following transactions shall be exempt from the reporting requirements included in
      Section V, as well as the Prohibited Transactions in Section IV. Notwithstanding the foregoing, all transactions included in Section V.G(7) must be included in the initial and annual holdings reports submitted pursuant to Sections V.C and V.D.

                (1) United States Treasury securities;

                (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                (3) Shares issued by money market funds;

                (4) Shares issued by open-end funds other than Reportable Funds;

                (5) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds;

                (6) Securities held in accounts over which the Access Person has no direct influence or control; or

                (7) Transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans.

           For the avoidance of doubt, shares issued by an exchange traded fund that is organized as a unit investment trust (namely a closed-end exchange traded fund) are not exempt from the reporting requirements of Section V.

           VI. REPORTING OF VIOLATIONS AND ANNUAL CERTIFICATION

           A. All Supervised Persons must report any violations of this Code of Business Conduct and Ethics promptly to the Chief Compliance Officer.

           B. FIDAC shall provide each Supervised Person with a copy of this Code of Business Conduct and Ethics and any amendments and require each Supervised Person to provide FIDAC with a written acknowledgement of their receipt of the Code of Business Conduct and Ethics and any amendment.

           C. Within 30 days following the end of each calendar year, each Access Person shall certify to FIDAC that he has received, read and understands this Code of Business Conduct and Ethics and recognizes that he or she is subject to it and that he or she has complied with the requirements of this Code of Business Conduct and Ethics by submitting the form attached hereto as Exhibit B.


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           VII. SANCTIONS

           Upon discovery of a violation of this Code of Business Conduct and Ethics, including either violations of the enumerated provisions, the general principles or the standards of business conduct described herein, FIDAC may impose such sanctions as it deems appropriate, including, but not limited to, a fine, letter of censure, suspension or termination of the employment of the violator.


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                           ACKNOWLEDGEMENT OF RECEIPT

           I, __________________________________________, hereby acknowledge that I have received and read the Code of Business Conduct and Ethics of Fixed Income Discount Advisory Company.


      _______________________________   _____________________________
      Employee Signature                           Date






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                                   EXHIBIT A

                     FIXED INCOME DISCOUNT ADVISORY COMPANY
                            ACCESS/INVESTMENT PERSON
                           SECURITIES HOLDINGS REPORT


   Name of Access/Investment Person: ______________________________________

   Date: ______________________________________________________

   [ ] I hereby certify that as of _________________, I had a beneficial ownership interest in no securities other than those set forth below.

Issuer  Ticker/CUSIP  Type of Security  # of Shrs/Principal Amount  Market Value
------  ------------  ----------------  --------------------------  ------------






                          OR

   [ ] I hereby certify that as of __________________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.

                          OR

   [ ] I hereby certify that as of __________________, I had a beneficial interest in no securities.

           As of _____________________, I maintained accounts where securities are held for my direct or indirect benefit at the following brokers, dealers or banks: _____________________________.

   ______________________________________
   Signature






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                                   EXHIBIT B

                     FIXED INCOME DISCOUNT ADVISORY COMPANY
                            ACCESS/INVESTMENT PERSON
               CODE OF BUSINESS CONDUCT AND ETHICS CERTIFICATION

           I, ___________________________, hereby certify that I have received, read, and understand the Fixed Income Discount Advisory Company Code of Business Conduct and Ethics. Furthermore, I certify that I have complied with its provisions during the preceding year.









    ___________________________________              __________________
    Signature                                               Date






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